Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC 602-889-9700

InfuSystem Holdings, Inc. Reports FIRST QUARTER 2018 Financial REsults

“Growth, profits and cash flow all well above prior year levels”

MADISON HEIGHTS, MICHIGAN, April 24, 2018—InfuSystem Holdings, Inc. (NYSE American LLC: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today reported financial results for the first quarter ended March 31, 2018.

Commenting on the first quarter, Richard DiIorio, chief executive officer of InfuSystem, said, “The InfuSystem team delivered a strong start to the year, with growth, profits and cash flow all well above prior year levels. Net income was $0.2 million compared to the first quarter of 2017 net loss of $1.5 million. In the first quarter, historically the Company’s seasonally weakest, adjusted EBITDA (“AEBITDA”) (a Non-GAAP financial measure) was $3.6 million, compared to $1.4 million for the first quarter of 2017, an increase of 147%. Debt at March 31, 2018 was $26.1 million, compared to $35.2 million at March 31, 2017, a decrease of $9.1 million. Net debt (a Non-GAAP financial measure) as of March 31, 2018 was $24.6 million, compared to $35.0 million in the year prior period, a decrease of $10.4 million. We are focused on creating shareholder value while continuing to improve on our industry-leading services to our healthcare provider customers and our patients.”

Implementation of ASC 606:

Effective January 1, 2018, InfuSystem adopted, on a modified retrospective approach, Accounting Standards Codification Topic 606: Revenue from Contracts with Customers (“ASC 606”). The effect of this change is to remove from reported revenue, in this and future periods, the amount the Company recorded as a provision for doubtful accounts (“Bad Debt”) during such period. The adoption on a modified retrospective approach means that the Company will not restate its financials for the periods prior to adoption of ASC 606.

In the first fiscal quarter ended March 31, 2018, the adoption of ASC 606 resulted in a reclassification of $1.9 million. That amount, which previously would have been reported as provision for doubtful accounts on the Company’s income statement is instead reflected by a $1.9 million reduction in reported net revenues - rentals.

First Quarter 2018 Overview:

●	Net income was $0.2 million, or $0.01 per diluted share, compared to the first quarter of 2017 net loss of $1.5 million, or $0.07 loss per diluted share;
●

Net revenues totaled $16.5 million, a decrease of 7%, compared to the first quarter 2017 net revenues of $17.7 million (absent the implementation of ASC 606, net revenues would have been $18.4 million, an increase of 4%);

●	Gross profit was $10.1 million, a decrease of $0.6 million, or 5%, compared to the first quarter of 2017, mainly attributable to the $1.9 million reclassification due to the implementation of ASC 606;
●	Selling expenses decreased $0.6 million, or 20%, to $2.3 million, compared to the first quarter of 2017;
●	General and administrative (“G&A”) expenses decreased $0.4 million, or 6%, to $6.1 million, compared to the first quarter of 2017;

Management Discussion

Mr. DiIorio continued, “In 2017, InfuSystem’s board of directors and management team implemented a new value-creation strategy. Where the company had previously focused on a growth agenda, including spending heavily on new pump purchases and IT projects, the new strategy focuses on operating efficiencies and improved returns on investment. In the first quarter of 2018, we are beginning to see the impact of the changes and new strategy.”

“First, InfuSystem is growing again. Before taking into account the reporting effect of ASC 606, revenues for the first quarter grew 4% over the prior year. This comes after the 12% year-over-year growth reported in the fourth quarter of 2017. Second, the team is delivering growth while reducing costs and improving efficiencies. InfuSystem returned to profitability in the first quarter and continues to generate substantial positive cash flow. This cash flow has been largely used to pay down debt and future uses will include the Company’s recently implemented stock repurchase plan.”

Mr. DiIorio concluded, “Through the focus and hard work of the team, InfuSystem has made great progress since the change in strategy implemented mid-year in 2017. While I’m excited about our progress, the entire team understands that the process improvements and efficiencies that we are focusing on are far from finished.”

First Quarter Results

Trent Smith, chief accounting officer and corporate controller, said, “Our continuing efforts to better manage our pump fleet, reduce expenses, and generally improve our operating efficiencies, resulted in significantly improved financial results for the Company in the first quarter of 2018. Reduced capital expenditures and our focus on cash collections has allowed InfuSystem to generate strong positive operating cash flows. We continue to make great progress in these areas and are excited about the future.”

Net income of $0.2 million in the first quarter compared to a net loss of $1.5 million in the same prior year period, or a 114% change. Adjusted net income (a non-GAAP financial measure), was $0.3 million, or $0.01 per diluted share, compared to adjusted net loss of $1.3 million, or $0.06 loss per diluted share, for the same prior year period.

Net revenues in the first quarter of 2018 were $16.5 million, a decrease of $1.2 million, compared to $17.7 million in the first quarter of 2017. Net revenues were impacted by the $1.9 million reclassification from bad debt to net revenues - rentals during the first three months of 2018. Absent the implementation of ASC 606, total net revenues would have been $18.4 million, or a $0.7 million increase from $17.7 million in the same prior year period. In addition, net revenues - rentals would have been $16.3 million, an increase of $1.2 million, or 8%, compared to the same prior year period.

Gross profit for the first quarter of 2018 was $10.1 million, a decrease of 5%, compared to $10.6 million for the same prior year period. Gross profit, as a percentage of net revenues, equaled 61% of total net revenues in the first quarter of 2018, compared to 60% in the 2017 comparable quarter. Gross profit was impacted by the $1.9 million reclassification from bad debt to net revenues - rentals during the first quarter of 2018. Absent the implementation of ASC 606, gross profit would have been $12.0 million, an increase of $1.4 million, or 12%, compared to the same prior year period.

Bad Debt for the quarter ended March 31, 2018 was $0.0 million, a decrease of $1.9 million, or 104%, compared to the first quarter of 2017. This change was due to the implementation of ASC 606 during the first quarter of 2018.

For the first of quarter of 2018, selling expenses were $2.3 million, a decrease of $0.6 million, or 20%, compared to $2.9 million for the same prior year period. This decrease was largely attributable to a decrease in salaries and related expenses of $0.6 million.

For the first of quarter of 2018, G&A expenses were $6.0 million, a decrease of $0.5 million, or 7%, compared to $6.5 million for the same prior year period. The decrease in G&A expenses for the first quarter of 2018 versus the same prior year period was mainly attributable to decreases in outside services expense of $0.3 million, legal fees of $0.1 million and salaries and related expenses of $0.1 million.

As of March 31, 2018, the Company had cash and cash equivalents of $1.5 million and $9.2 million of net availability on its revolving credit facility compared to $3.5 million of cash and cash equivalents and $9.2 million of net availability on its revolving credit facility as of December 31, 2017.

Conference Call

The Company will conduct a conference call for investors on Tuesday, April 24, 2018 at 10:00 a.m. Eastern Time to discuss first quarter results. The financial statements presented with this earnings release are preliminary and will not be final until the Company’s Form 10-Q is filed for the first quarter of 2018. Richard DiIorio, chief executive officer, Jan Skonieczny, chief operating officer, and Trent Smith, chief accounting officer and corporate controller will discuss the Company’s financial performance and answer questions from the financial community. The conference call may also include discussion of Company developments, forward-looking statements and other material information about business and financial matters. To participate in this call, please dial in toll-free (866) 638-3013 and use the confirmation number 46846309. Additionally, a Web replay will be available on the Company’s website for 90 days.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measures are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in the appendixes attached in this release.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company's Form 10-K for the year ended December 31, 2017 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, including the preliminary financial results contained in this press release. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the potential changes in overall healthcare reimbursement, including Centers for Medicaid and Medicare Services (“CMS”) competitive bidding and fee schedule reductions, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, the Company’s ability to implement information technology improvements and to respond to technological changes, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and the ability to comply with Credit Facility covenants, and other risks associated with its common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2017 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET STATISTICS

	March 31,	December 31,
(in thousands, except share and per share data)	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$1,530	$3,469
Accounts receivable, less allowance for doubtful accounts of $6,420 and $6,514 at March 31, 2018 and December 31, 2017, respectively	11,087	11,385
Inventories	2,063	1,764
Other current assets	1,114	1,049

Total Current Assets	15,794	17,667
Medical equipment held for sale or rental	1,481	1,567
Medical equipment in rental service, net of accumulated depreciation	22,681	23,369
Property & equipment, net of accumulated depreciation	1,546	1,633
Intangible assets, net	23,327	24,514
Other assets	136	131

Total Assets	$64,965	$68,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,545	$5,516
Capital lease liability, current	389	505
Current portion of long-term debt	3,039	3,039
Other current liabilities	1,935	3,414

Total Current Liabilities	10,908	12,474

Long-term debt, net of current portion	22,719	25,352
Capital lease liability, long-term	-	33
Deferred income taxes	86	62
Other long-term liabilities	20	7

Total Long-Term Liabilities	22,825	25,454

Total Liabilities	33,733	37,928

Stockholders’ Equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 23,003,435 and 22,773,510, as of March 31, 2018, respectively, and issued and outstanding 22,978,398 and 22,780,738, as of December 31, 2017, respectively.	2	2
Additional paid-in capital	92,659	92,584
Retained deficit	(61,429)	(61,633)

Total Stockholders’ Equity	31,232	30,953

Total Liabilities and Stockholders’ Equity	$64,965	$68,881

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31
	2018	2017
Net revenues:
Rentals	$14,421	$15,137
Product Sales	2,062	2,517
Net revenues	16,483	17,654

Cost of revenues:
Cost of revenues — Product, service and supply costs	4,479	4,536
Cost of revenues — Pump depreciation and disposals	1,931	2,469

Gross profit	10,073	10,649

Selling, general and administrative expenses:
Provision for doubtful accounts	-	1,856
Amortization of intangibles	1,187	1,411
Selling and marketing	2,301	2,886
General and administrative	5,997	6,465

Total selling, general and administrative	9,485	12,618

Operating income (loss)	588	(1,969)
Other expense:
Interest expense	(315)	(328)
Other expense	(11)	(37)

Total other expense	(326)	(365)

Income (loss) before income taxes	262	(2,334)
Income tax (expense) benefit	(58)	856
Net income (loss)	$204	$(1,478)

Net income (loss) per share:
Basic	$0.01	$(0.07)
Diluted	$0.01	$(0.07)
Weighted average shares outstanding:
Basic	22,799,221	22,680,562
Diluted	22,857,121	22,680,562

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31
(in thousands)	2018	2017
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,025	$(1,442)

INVESTING ACTIVITIES
Purchase of medical equipment and property	(1,213)	(1,015)
Proceeds from sale of medical equipment and property	1,076	1,525
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(137)	510

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(2,790)	(6,413)
Cash proceeds from revolving credit facility	-	4,099
Debt issuance costs	-	(25)
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	-	(20)
Common stock repurchased as part of Repurchase Program	(83)	-
Cash proceeds from stock plans	46	87
NET CASH USED IN FINANCING ACTIVITIES	(2,827)	(2,272)

Net change in cash and cash equivalents	(1,939)	(3,204)
Cash and cash equivalents, beginning of period	3,469	3,398
Cash and cash equivalents, end of period	$1,530	$194

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS):
	Three Months Ended
	March 31,
(in thousands)	2018	2017

GAAP net income (loss)	$204	$(1,478)
Adjustments:
Stock compensation	112	140
Restatement costs	-	28
Shareholder legal costs	-	24
Management reorganization/transition costs	47	134
Income tax expense (benefit)	58	(856)

Income (loss) before income taxes - adjusted	$421	$(2,008)

Income tax (expense) benefit relating to adjustments (1)	(93)	737

Non-GAAP adjusted net income (loss)	$328	$(1,271)

RECONCILIATION OF GAAP NET INCOME (LOSS) PER DILUTED COMMON SHARE TO NON-GAAP ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE

GAAP net income (loss) per diluted common share:	$0.01	$(0.07)
Adjustments:
Stock compensation	0.01	0.01
Restatement costs	-	-
Shareholder legal costs	-	-
Management reorganization/transition costs	-	0.01
Income tax expense (benefit)	-	(0.04)

Income (loss) before income taxes - adjusted	$0.02	$(0.09)
Income tax (expense) benefit relating to adjustments (1)	(0.01)	0.03
Non-GAAP net income (loss) per diluted common share:	$0.01	$(0.06)
Weighted average shares outstanding:
Basic	22,799,221	22,680,562
Diluted	22,857,121	22,680,562

(1)	Rate used to calculate income tax (expense) benefit for the periods was the Company’s effective tax rate before adjustments of 22.14% and 36.68% for the first quarter of 2018 and 2017, respectively.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2018	2017

GAAP net income (loss)	$204	$(1,478)
Adjustments:
Interest expense	315	328
Income tax expense (benefit)	58	(856)
Depreciation	1,628	1,707
Amortization	1,187	1,411

Non-GAAP EBITDA	$3,392	$1,112

Stock compensation	112	140
Restatement costs	-	28
Shareholder legal costs	-	24
Management reorganization/transition costs	47	134

Non-GAAP Adjusted EBITDA	$3,551	$1,438

GAAP Net Revenues	$16,483	$17,654
Adjustments:
Bad Debt expense	1,904	-
		.
Non-GAAP Adjusted Net Revenues	$18,387	$17,654
Non-GAAP Adjusted EBITDA Margin	19.3%	8.1%

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET DEBT
	March 31,	December 31,	March 31,
(in thousands)	2018	2017	2017

Current Liabilities:
Captial lease liability	$389	$505	$2,715
Current portion of Long-term debt	3,039	3,039	30,369
Total Current Liabilities	3,428	3,544	33,084

Long-Term Liabilities:
Captial lease liability	-	33	2,122
Long-term debt	22,719	25,352	-
Total Long-term Liabilities	22,719	25,385	2,122

Total Current and Long-Term Liabilities - GAAP Debt	26,147	28,929	35,206

Adjustments:
Less: Cash and cash equivalents	(1,530)	(3,469)	(194)

Non-GAAP Total - Net Debt	$24,617	$25,460	$35,012